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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


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       Date of Report (Date of earliest event reported): October 27, 2004

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

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       Indiana                        000-21642                35-1617970
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
   of incorporation)                                      Identification Number)


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                           7337 West Washington Street
                              Indianapolis, Indiana
                                      46231
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing.

ATA Holdings Corp.(the "Company"), the parent company of ATA Airlines Inc., received a notification from Nasdaq on October 27, 2004 indicating that due to the Company's announced filing for protection under Chapter 11 of the U.S. Bankruptcy Code, and in accordance with Marketplace Rules 4300 and 4450(f), Nasdaq determined that the Company's securities will be delisted from The Nasdaq Stock Market at the opening of business on November 5, 2004 unless the Company requests a hearing in accordance with the Marketplace Rule 4800 Series. The Company does not currently intend to request such a hearing.

The trading symbol for the Company's securities was changed from ATAH to ATAHQ at the opening of business on October 29, 2004.

On November 2, 2004, the Company issued a press release announcing its receipt of the notification. A copy of the press release is filed as an exhibit hereto and incorporated by reference herein.

Caution Concerning Forward-Looking Statements: This communication contains certain "forward-looking statements." These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Except to the extent required under the federal securities laws, the Company is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
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Item 9.01. Financial Statements and Exhibits.
           (c)Exhibit
           99.1 Press Release, dated November 2, 2004

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ATA Holdings Corp.

Date: November 2, 2004                  By: /s/ Brian T. Hunt
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                                        Name: Brian T. Hunt
                                        Title: Vice President & General Counsel